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                                                                      Exhibit 11

                                Tetra Tech, Inc.
                   Computation of Net Income Per Common Share
                                  (Unaudited)

                                                                                         Three Months Ended
                                                                                  ---------------------------------
                                                                                      January 3,       December 28,
                                                                                  ----------------  ---------------
                                                                                         1999              1997
                                                                                  ----------------  ---------------
Basic:

   Common stock outstanding, beginning of period...........................           28,630,600        25,892,818

   Stock options exercised.................................................               53,364            23,676
   Stock purchase plan issuance............................................                  153
   Issuance of common stock................................................                   --         1,924,750
   Payment of fractional shares............................................                   --              (318)
                                                                                  ----------------  ---------------
   Common stock outstanding, end of period.................................           28,684,117        27,840,926
                                                                                  ----------------  ---------------
                                                                                  ----------------  ---------------
   Weighted average common stock outstanding during the period.............           29,655,622        27,217,905
                                                                                  ----------------  ---------------
                                                                                  ----------------  ---------------
   Net income as reported in condensed
     consolidated financial statements.....................................       $    5,427,000    $    4,051,000
                                                                                  ----------------  ---------------
                                                                                  ----------------  ---------------
   Basic Earnings Per Share................................................       $         0.19    $         0.15
                                                                                  ----------------  ---------------
                                                                                  ----------------  ---------------
Diluted:
   Weighted average common stock outstanding during the period.............           29,655,622        27,216,905

   Potential common shares under the treasury stock method assuming the exercise of options and warrants and the conversion
     of preferred stock and exchangeable stock of a subsidiary.............            1,054,273         1,626,383
                                                                                  ---------------   ---------------
         Total.............................................................           30,709,895        28,843,288
                                                                                  ----------------  ---------------
                                                                                  ----------------  ---------------
   Net income as reported in condensed consolidated financial statements...       $    5,427,000    $    4,051,000
                                                                                  ----------------  ---------------
                                                                                  ----------------  ---------------
   Diluted Earnings Per Share..............................................       $         0.18    $         0.14
                                                                                  ----------------  ---------------
                                                                                  ----------------  ---------------
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       See accompanying Notes to Condensed Consolidated Financial Statements.